CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-293253 on Form S-6 of our report dated April 28, 2026, relating to the financial statement of FT 12850, comprising Vest Semiconductor Buffered 20 Portfolio, Series 9, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 28, 2026